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                                                                  Exhibit 10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through First MetLife Investors Variable Annuity Account One of First MetLife Investors Insurance Company (File No. 333-96775). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



        SUTHERLAND ASBILL & BRENNAN LLP
        /s/ W. Thomas Conner
        W. Thomas Conner

Washington, D.C.
October 24, 2005